HEILONGJIANG TIANLONG PHARMACEUTICAL, INC.
INDEX TO FINANCIAL STATEMENTS

CONTENTS

Financial Statements:

Balance Sheets at March 31, 2008 (Unaudited) and December 31, 2007	F-2

Statements of Operations and Comprehensive Income for the Three Months Ended March 31, 2008 and 2007 (Unaudited)	F-3

Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007 (Unaudited)	F-4

Notes to Financial Statements	F-5 –10

Heilongjiang Tianlong Pharmaceutical, Inc.
Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$62,264	$100,837
Accounts receivable	112,952	55,190
Inventories	320,765	522,382
Total current assets	495,981	678,409

Property and equipment, net	6,137,871	6,017,742

Total assets	$6,633,852	$6,696,151

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities
Accounts payable and accrued expenses	$158,529	$568,684
Other accrued liabilities	71,239	50,026
Total current liabilities	229,768	618,710

Commitments and Contingencies	-	-

Members’s Equity
Member's equity	5,424,454	5,347,787
Accumulated other comprehensive income	979,630	729,654
Total member's equity	6,404,084	6,077,441

Total liabilities and member's equity	$6,633,852	$6,696,151

The accompanying notes are an integral part of these financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Statements of Operations and Comprehensive Income
(Unaudited)

	Three months ended March 31,
	2008	2007

Revenues	$561,385	$457,490

Cost of Goods Sold	305,906	234,674

Gross Profit	255,479	222,816

Operating Expenses
Selling, general and administrative	63,803	57,941
Research and development	15,384	13,533
Depreciation	88,928	65,435
Total operating expenses	168,115	136,909

Net Income Before Provision for Income Tax	87,364	85,907

Income tax expense	10,697	10,508

Net Income	$76,667	$75,399

The Components of Other Comprehensive Income
Net Income	$76,667	$75,399
Foreign currency translation adjustment	249,976	284,584

Comprehensive Income	$326,643	$359,983

The accompanying notes are an integral part of these financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities
Net Income	76,667	$75,399
Adjustments to reconcile net cash provided by (used in)
operating activities
Depreciation and amortization	122,126	112,162
Net change in assets and liabilities
Accounts receivable	(57,762)	(125,039)
Inventories	201,617	(123,347)
Accounts payable and accrued expenses	(410,155)	137,539
Other accrued liabilities	21,212	20,778

Net cash provided by (used in) operating activities	(46,295)	97,492

Cash flows from investing activities
Acquisition of property, plant and equipment	-	(275,371)

Effect of exchange rate changes on cash and cash equivalents	7,722	1,007

Net decrease in cash and cash equivalents	(38,573)	(176,872)

Cash and cash equivalents at beginning of period	100,837	438,462

Cash and cash equivalents at end of period	$62,264	$261,590

Supplemental disclosure of cash flow information

Cash paid for taxes	$11,375	$11,085

Cash paid for interest	$-	$-

The accompanying notes are an integral part of these financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Three months ended March 31, 2008 and 2007

1.	Description of Business and Basis of Presentation

Heilongjiang Tianlong Pharmaceutical, Inc. ("Tianlong" or the “Company”), a Chinese limited liability company, was formed and commenced business operations in January 2006. Tianlong  manufactures and sells non-prescription, external-use medical products based on traditional Chinese medicine in the People’s Republic of China (“PRC”).

These financial statements are stated in U.S. Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

2.	Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include allowance for doubtful accounts, inventory valuation reserves and depreciation and amortization of long-lived assets. Actual results could differ from those estimates.

Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from these interim statements pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the Financial Statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of March 31, 2008 and December 31, 2007 and results of operations and its cash flows for the three months ended March 31, 2008 and 2007.

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less at the date of purchase to be cash equivalents. The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value.

Accounts Receivable -Accounts receivable are stated at estimated net realizable value. Management periodically assesses the collectability of accounts receivable. At March 31, 2008 and December 31, 2007, the Company had no allowance for doubtful accounts.

Inventories - Inventories are accounted using the first-in, first-out method and include finished goods, raw materials, freight-in, packing materials, labor, and overhead costs. Values are stated at the lower of cost or market using a moving weighted average. Provisions are made for slow moving, obsolete and/or damaged inventory based on a periodic analysis of individual inventory items including an evaluation of historical usage and/or movement, age, expiration date, and general conditions. The Company had no inventory reserve allowance at March 31, 2008 and December 31, 2007.

Property and Equipment - Property and equipment are stated at historical cost less accumulated depreciation. Depreciation on property, plant, and equipment is calculated using the straight-line method over the estimated useful lives of the assets.  An estimated residual value of 5% of cost or valuation was made for each items for both financial and income tax reporting purposes. The estimated lengths of useful lives are as follows:

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Three months ended March 31, 2008 and 2007

Buildings	30 years
Land use rights	50 years
Furniture and fixtures	5 years
Transportation equipment	10 years
Machinery	10 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are charged to the statement of operations in the year in which the costs were incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset. Upon sale or disposal of an asset, the historical cost and related accumulated depreciation and amortization of such asset is removed from their respective accounts and any gain or loss is recorded in the statement of operations.

Long-lived Assets – Long-lived assets consist primarily of property and equipment. Long-lived assets are reviewed annually for impairment or whenever events or change in circumstances indicate their carrying value may not be recoverable. When such events or change in circumstances occur, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset’s carrying value to determine if impairment exists pursuant to the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets.” If the asset is determined to be impaired, impairment loss is measured on the excess of its carrying value over its fair value. Assets to be disposed of are reported at the lower of their carrying value or net realizable value. The Company recorded no impairment charges in the statement of operations during each of the periods ended March 31, 2008 and 2007.

Foreign Currency – These financial statements have been prepared in U.S. dollars. The Company’s principal country of operations is in the PRC. The functional currency for Tianlong is Renminbi (“RMB”). The Company maintains its books and accounting records in RMB, the currency of the PRC. SFAS No. 52, “Foreign Currency Translation” requires differentials to be calculated and allocated using the current rate method if the foreign entity’s functional currency and local currencies are the same. Equity is translated at historical exchange rates. Assets and liabilities are translated at the exchange rates in effect at the end of the accounting period. The statement of operations accounts are translated at average exchange rates. Under the functional currency approach, translation gains and losses are not recognized in earnings, and are recorded as a component of accumulated other comprehensive income.

Revenue Recognition – Revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assume the risk of loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonable assured.

The Company believes that these criteria are satisfied upon shipment of the product from its facilities. Revenue is reduced by provisions for estimated returns and allowances as well as specific known claims, if any, which are based on historical averages that have not varied significantly for the periods presented.

Research and Development - Research and development expenses include the costs associated with the Company’s internal research and development as well as research and development conducted by third parties under contract with the Company. All research and development costs are expensed as incurred. The Company recorded $15,384 and $13,533 in research and development expenditures in the statement of operations for the periods ended March 31, 2008 and 2007, respectively.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Three months ended March 31, 2008 and 2007

Shipping and Handling Costs - Shipping and handling costs are included as part of selling, general and administrative expenses in the statement of operations and totaled approximately $5,000 and $4,000 as of March 31, 2008 and 2007, respectively.

Income Taxes – The Company uses the asset and liability method of accounting for deferred income taxes.  The Company’s provision for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

The Company estimates its tax obligations using historical experience in tax jurisdictions and informed judgments. There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the Company transacts business. The judgments and estimates made at a point in time may change based on the outcome of tax audits as well as changes to, or further interpretations of, regulations.  The Company adjusts income tax expense in the period in which these events occur.

Provision for the PRC’s enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

Enterprise Income Tax

Under the “Provisional Regulations of the PRC Concerning Income Tax on Enterprises” promulgated by the PRC, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

According to “Enterprise Income Tax and Certain Preferential Policies Notice” published by the Ministry of Finance and the National Tax Affairs Bureau, if the enterprise is authorized by the State Council as a special entity, the enterprise income tax rate is reduced to 12%. The Company obtained State Counsel approval for an enterprise income tax rate of 12%.

The Company accounts for uncertainty in income taxes in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 includes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 as of January 1, 2007 did not have a material effect on the Company’s financial position, results of operations or cash flows.

Value Added Tax

The Company is subject to the “Provisional Regulations of the PRC Concerning Value Added Tax” promulgated by the State Council. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in, or imported into, the PRC.

Traditional Chinese medicine and medicinal plant are defined as agricultural products, which are taxed at 13% of the sales price.

Comprehensive Income – Comprehensive income consists of net income and other gains and losses affecting members’ equity that, under generally accepted accounting principles are excluded from net income. For the Company, such items consist entirely of foreign currency translation gains and losses.

Retirement benefit costs – According to the PRC regulations on pension plans, the Company contributes to a defined contribution retirement plan organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the plan.

Contributions to the pension or retirement plan are calculated at 23.5% of the employees’ salaries above a fixed threshold amount.  The employees contribute between 2% to 8% to the pension plan, and the Company contributes the balance contribution. The Company has no other material obligations for the payment of retirement benefits beyond the annual contributions under this plan. The Company incurred retirement benefit costs of $6,900 and $5,500 for the three month periods ended March 31, 2008 and 2007, respectively.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Three months ended March 31, 2008 and 2007

Dividends – Payment of dividends may be subject to restrictions because the Company is located in the PRC. The Company made no payment of dividends during each of the three-month periods ended March 31, 2008 and 2007.

Recently Issued Accounting Pronouncements:

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatement when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108). This bulletin expresses the Staff’s views regarding the process of quantifying financial statement misstatements. The interpretations in this bulletin were issued to address diversity in practice in quantifying financial statement misstatements and the potential under current practice for the accumulation of improper accounts on the balance sheet. SAB No. 108 is effective for annual financial statements starting with the year ending December 31, 2006. This bulletin did not have a material impact on our financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”).  The statement provides enhanced guidance for using fair value to measure assets and liabilities and also responds to investors’ requests for expanded information about the extent to which company’s measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings.  While the standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, it does not expand the use of fair value in any new circumstances.  Statement No. 157 is effective for financial statements issued for fiscal periods beginning after November 15, 2007. This statement did not have a material impact on our financial statements.

In February 2007, the FASB issued Statement No. 159 The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS 159 on January 1, 2008. This statement did not have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) will change the accounting for business combinations. Under SFAS 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed, contractual contingencies and any estimate, contingent consideration measured at their fair value at the acquisition date with limited exceptions. SFAS 141(R) will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company believes that SFAS 141(R) will not have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements — an Amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 will not have a material impact on its financial statements.

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Three months ended March 31, 2008 and 2007

3.	Sale of the Company

On February 22, 2008, Harbin Tian Di Ren Medical Science and Technology Company, a limited liability company organized under the laws of the PRC (“TDR”), which is a wholly-owned subsidiary of American California Pharmaceutical Group, Inc., a California corporation wholly-owned by China Sky One Medical, Inc., a Nevada corporation (“China Sky”), entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with the Company. Pursuant to the Equity Transfer Agreement, TDR acquired 100% of the member’s equity of the Company from its sole member in consideration for an aggregate of approximately (i) $8,000,000 in cash, and (ii) 24,809 of shares (fair value at April 3, 2008 of $277,861) of common stock of China Sky. The acquisition received regulatory approval by the PRC’s Department of Industry and Commerce and closed on April 3, 2008.

4.	Concentrations of Business and Credit risk

The Company deposits its cash in bank accounts in the PRC which are not protected by FDIC insurance or other insurance. The Company has not experienced any losses in such accounts through March 31, 2008.

All of the Company’s sales are to customers within the PRC. Accordingly, the Company is susceptible to fluctuations in its business caused by adverse economic conditions in this country.

Substantially all of the Company's fixed assets and operations are located in the PRC.

The Company is self-insured for all risks and carries no liability or property insurance coverage of any kind.

Major Customers

Heilongjiang Haina Medical Co. (“Heilongjiang Haina”) and Heilongjiang Dongsheng Pharmaceutical Co. (“Dongsheng”) accounted for approximately 44% and 20%, respectively, of the Company’s sales during the three months ended March 31, 2008. Heilongjiang Haina accounted for 100% of the Company’s accounts receivable as of March 31, 2008.

During the three months ended March 31, 2007, Dongsheng accounted for approximately 22% and China Sky accounted for approximately 27% of the Company’s sales.

5.	Inventories

Inventories consist of the following:

	March 31, 2008	December 31, 2007
Raw materials	$97,039	$108,166
Finished goods	67,981	228,942
Packaging and other	155,745	185,274
	$320,765	$522,382

Heilongjiang Tianlong Pharmaceutical, Inc.
Notes to the Financial Statements
Three months ended March 31, 2008 and 2007

6.	Property and Equipment

All of the Company’s buildings and fixed assets are located in the PRC and the land is used pursuant to a land use right granted by the PRC for a term of 50 years.  Property and equipment consist of the following:

	March 31, 2008	December 31, 2007
Land use rights	$366,636	$355,458
Buildings	4,831,848	4,663,191
Transportation equipment	297,864	288,173
Machinery and equipment	1,526,736	1,448,786
Furniture and fixtures	215,536	207,440
	7,238,620	6,963,048
Less accumulated depreciation	1,100,749	945,306
Property and equipment, net	$6,137,871	$6,017,742

For the three months ended March 31, 2008 and 2007, depreciation expenses totaled $122,126 and $112,162 respectively. Depreciation expense of $33,198 and $46,727 was included as a component of cost of goods sold for the three months ended March 31, 2008 and 2007, respectively.

7.	Taxes Payable

As of March 31, 2008 and December 31, 2007, taxes payable consisted primarily of net value added taxes (“VAT”) and totaled $39,087 and $15,867, respectively. These amounts are included in “Other accrued liabilities” in the accompanying balance sheet.

8.	Income Taxes

Under the “Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises” promulgated by the PRC, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

According to “Enterprise Income Tax and Certain Preferential Policies Notice” published by the Ministry of Finance and the National Tax Affairs Bureau, if the enterprise is authorized by the State Council as a special entity, the enterprise income tax rate is reduced to 12%. The Company obtained State Counsel approval for an enterprise income tax rate of 12%.

At March 31, 2008 and 2007, the Company had no deferred tax assets or liabilities.

9.	Commitments and Contingencies

The formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of non-prescription, external-use Chinese medicine such as those sold by the Company are subject to regulations by one or more government agencies. The principal federal agencies include the State Food and Drug Administration of the Government of the PRC, the Food and Drug Administration (the “FDA”), Heilongjiang Provincial Food and Drug Administration of the PRC (PFDA), National Biology Products Inspection Institute (NBPI) and the National Food and Drug Administration (NFDA) of the PRC and, to a lesser extent, the Consumer Product Safety Commission. These activities are also regulated by various governmental agencies for the countries, states and localities in which the Company’s products are sold.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations, or cash flows.

The Company, like any other distributor or manufacturer of products that are designed to be ingested, is exposed to the inherent risk of product liability claims in the events of possible injuries caused by the use of its products. The Company does not have liability insurance with respect to product liability claims. Inadequate insurance or lack of contractual indemnification from parties supplying raw materials or marketing its products, and product liabilities related to defective products could have a material effect on the Company's financial position, results of operations, or cash flows.

The Company is subject to litigation in the normal course of business. The Company believes the resolution of these matters will not have a material effect on the financial position of the Company.